UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2013

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on May 13, 2013, Banc of California, National Association, a national banking association (the “Bank”) and the successor to Pacific Trust Bank, a federal savings bank, entered into a three-year employment agreement (the “Employment Agreement”) with Jeffrey T. Seabold.  Pursuant to the Employment Agreement, Mr. Seabold granted to the Bank and its parent company, Banc of California, Inc., a Maryland corporation (the “Company”), an option (the “CS Agreement Option”), exercisable (or not) in the Company’s and the Bank’s sole discretion on or prior to September 10, 2013, to enter into an agreement to acquire CS Financial, Inc., a California corporation and Southern California-based mortgage banking firm controlled by Mr. Seabold (“CS Financial”), upon the terms and conditions set forth in the Employment Agreement.

On July 29, 2013, in accordance with the Employment Agreement, the Company and the Bank delivered notice to Mr. Seabold and CS Financial of the exercise of the CS Agreement Option, and on October 25, 2013, the Company and the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CS Financial, the stockholders of CS Financial (the “Sellers”) and Mr. Seabold, as the Sellers’ Representative.  The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, CS Financial will merge with and into a newly formed California corporation and wholly owned subsidiary of the Bank (the “Merger”), with CS Financial continuing as the surviving corporation in the Merger.

Subject to the terms and conditions set forth in the Merger Agreement, which has been approved by the Board of Directors of each of the Company, the Bank and CS Financial, at the effective time of the Merger, the outstanding shares of common stock of CS Financial will be converted into the right to receive in the aggregate:  (1) upon the closing of the Merger, (a) 173,791 shares (the “Closing Date Shares”) of voting common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), and (b) $4,650,000 in cash (provided that if the Merger closes before January 1, 2014, $3,150,000 of the cash consideration will be replaced with a noninterest-bearing note issued by the Company to Mr. Seabold that will be due on January 2, 2014); and (2) upon the achievement of certain performance targets by the Bank’s Residential Lending Division following the closing of the Merger that are set forth in the Merger Agreement, up to 92,781 shares (the “Performance Shares”) of Company Common Stock ((1) and (2), together, the “Merger Consideration”).

The Merger Agreement contains customary representations and warranties from the Company, the Bank, CS Financial and the Sellers, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of CS Financial’s business during the interim period between the execution of the Merger Agreement and the closing of the Merger and (2) CS Financial’s obligations to facilitate its stockholders’ consideration of, and voting upon, the approval of the Merger Agreement and the Merger.  CS Financial’s stockholders approved the Merger Agreement and the Merger by unanimous written consent on October 25, 2013.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by CS Financial’s stockholders, (2) receipt of any required regulatory approvals and (3) the absence of any law or order prohibiting the consummation of the Merger.

Each party’s obligation to complete the Merger also is subject to certain additional customary conditions, including without limitation (a) the accuracy of the representations and warranties of the other party, subject to certain exceptions, and (b) the performance in all material respects by the other parties of their obligations under the Merger Agreement.

The Merger Agreement provides certain customary termination rights for the Company and the Bank, on the one hand, and CS Financial, on the other hand.  The Merger Agreement also contains customary indemnification obligations by the Sellers, including with respect to breaches of representations, warranties or covenants and certain other specified matters.  Certain of the indemnification obligations of the Sellers are subject to a cap and other limitations on liability.

The Sellers include Mr. Seabold, who is also the President of Residential Lending of the Bank, and Jason Sugarman, Elizabeth Sugarman and Michael Sugarman, who each own minority, non-controlling interests in CS Financial and who are relatives of Steven Sugarman, the Chief Executive Officer and a director of the Company and the Executive Chairman of the Bank.  All decisions and actions with respect to the exercise of the CS Agreement Option, the Merger Agreement and the Merger (including without limitation the determination of the Merger Consideration and the other material terms of the Merger Agreement) fall under the purview and authority of special committees of the Board of Directors of each of the Company and the Bank, which are each composed exclusively of independent, disinterested directors of such Boards of Directors, with the assistance of outside financial and legal advisors.  Mr. Sugarman abstained from the vote of each of the Boards of Directors of the Company and the Bank to approve the Merger Agreement and the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The foregoing description of the CS Agreement Option does not purport to be complete and is qualified in its entirety by reference to the disclosures set forth under Item 5.02 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 15, 2013, which are incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K (this “Report”) in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, the Bank, CS Financial or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Bank, CS Financial or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 31, 2013, the Company completed the Merger, which will become effective at 11:59 p.m. Pacific time.  As described under Item 1.01 of this Report, because the Merger closed before January 1, 2014, $3,150,000 of the cash consideration was replaced with a noninterest-bearing note issued by the Company to Mr. Seabold on October 31, 2013, which note is due on January 2, 2014.  The disclosures set forth under Item 1.01 of this Report are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 25, 2013, the Company entered into the Merger Agreement, pursuant to which it agreed to issue the Closing Date Shares and the Performance Shares, subject to the terms and conditions set forth in the Merger Agreement, to the Sellers as partial consideration in the Merger, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  The disclosures set forth under Item 1.01 of this Report relating to the issuance of the Closing Date Shares and the Performance Shares are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of October 25, 2013, by and among Banc of California, Inc., Banc of California, National Association, CS Financial, Inc., the stockholders of CS Financial, Inc. and Jeffrey T. Seabold, as the Sellers’ Representative.

Forward-Looking Statements

This Report includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are necessarily subject to risk and uncertainty, and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the SEC.  Risks and uncertainties include, but are not limited to, (1) the outcome of any legal proceedings that may be instituted against the Company, the Bank or CS Financial; (2)

risks that the transaction may disrupt current plans and operations, and potential difficulties in employee retention as a result of the transaction; (3) the amount of the costs, fees, expenses and charges related to the transaction; (4) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (5) continuation of the historically low short-term interest rate environment; (6) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments; (7) increased levels of non-performing and repossessed assets that may result in future losses; (8) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (9) changes in state and federal legislation, regulations or policies applicable to banks, bank holding companies or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act; (10) the results of regulatory examinations; and (11) increased competition with other financial institutions.  You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Banc of California, Inc.
Date: October 31, 2013	By:	/s/ Richard Herrin
Name: Richard Herrin Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of October 25, 2013, by and among Banc of California, Inc., Banc of California, National Association, CS Financial, Inc., the stockholders of CS Financial, Inc. and Jeffrey T. Seabold, as the Sellers’ Representative.